DISTRIBUTION AGREEMENT

      This Distribution Agreement ("Agreement") dated this 3rd day of January, 2006 is by and between PetCARE Television Network, Inc., a Florida corporation with an address of 8406 Benjamin Road, Suite C, Tampa, Florida 33634 ("PetCARE TV") and Butler Animal Health Supply, an Ohio company with an address of 5600 Blazer Parkway, Dublin, Ohio 43017 ("BUTLER").

      WHEREAS, PetCARE TV produces and sells annual subscriptions for its client education DVD magazine for use in veterinary waiting rooms (the "Monthly DVD Magazine"), and produces and sells Welcome Home Your New Friend DVDs for veterinarians to use as a give-away for their clients with new puppies and kittens ("Welcome Home DVD"); and

      WHEREAS, PetCARE TV is willing to grant distribution rights for the Monthly DVD Magazine and Welcome Home DVD to BUTLER; and

      WHEREAS, BUTLER is willing to promote, market, and distribute the Monthly DVD Magazine and Welcome Home DVD throughout the United States,

      NOW, THEREFORE, the parties agree as follows:

      1. Exclusive Distribution Rights: PetCARE TV grants BUTLER exclusive distribution rights in the United States for the Monthly DVD Magazine and Welcome Home DVD for sale to any non-AAHA (American Animal Hospital Association) hospitals in the United States.

      2. Term of Agreement: The term of this Agreement is for three years beginning on January 1, 2006 and terminating on December 31, 2009. This Agreement may be renewed for successive one-year periods under the same terms if BUTLER provides PetCARE TV a written notice to renew no less than sixty (60) days prior to the termination of this Agreement.

      3. Sale of Monthly DVD Magazine: BUTLER agrees to sell the Monthly DVD Magazine to non-AAHA hospitals within the United States. PetCARE TV will design and provide an electronic file of a subscription agreement for BUTLER which BUTLER agrees to use. BUTLER will pay all costs associated with printing costs of the subscription agreement. BUTLER agrees to provide copies of the completed and signed subscription agreement to PetCARE TV within five (5) days of the sale.

      4.    Pricing and Fulfillment of Monthly DVD Magazine:

            a. Subscription Pricing: PetCARE TV currently offers an annual subscription to its Monthly DVD Magazine for $199.

            b. Exclusivity: All sales of the Monthly DVD Magazine will be handled exclusively by BUTLER. PetCARE TV agrees to provide BUTLER with all non-AAHA leads and requests for orders of the Monthly DVD Magazine.

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            c.    Pricing to BUTLER: BUTLER agrees to sell the Monthly DVD
                  Magazine at PetCARE TV's current listed price UNLESS OTHERWISE AGREED UPON. PetCARE TV agrees to inform BUTLER of changes in pricing structure thirty (30) days prior to effecting the price change. BUTLER agrees to process the payment for all Monthly DVD Magazines sold. BUTLER will receive a fifty percent (50%) discount on each annual subscription of the Monthly DVD Magazine sold. BUTLER agrees to submit completed and signed subscription agreements to PetCARE TV on a weekly basis and remit fifty percent (50%) of the proceeds from each subscription to PetCARE TV. PETCARE TV will be responsible for sending the Monthly DVD Magazine to the veterinarian subscribers at its cost.

            d. Renewals: The same fifty percent (50%) pricing structure will apply to all renewals sold by BUTLER.

      5. Sale of Welcome Home Your New Friend DVDs: BUTLER agrees to sell the Welcome Home DVD to non-AAHA hospitals within the United States.

            a. Pricing to BUTLER: BUTLER agrees to purchase copies of Welcome Home DVDs from PetCARE TV and PetCARE TV agrees to deliver the Welcome Home DVDs in individual color sleeves. BUTLER agrees to pay PetCARE TV the price of $1.00 for each Welcome Home DVD, plus all shipping costs incurred by PetCARE TV. BUTLER will be invoiced by PetCARE TV when each order is shipped and BUTLER agrees to remit payment within thirty (30) days. BUTLER may sell the Welcome Home DVD at prices to be determined by BUTLER and BUTLER agrees to handle all invoicing and shipping of the Welcome Home DVDs to purchasers.

            b. Exclusivity: All sales of the Welcome Home DVD will be handled exclusively by BUTLER. PetCARE TV agrees to provide BUTLER with all non-AAHA leads and requests for order of the Welcome Home DVD.

            c. Pricing Advantage to Subscribers: PetCARE TV encourages BUTLER to maintain a pricing advantage on the Welcome Home DVD to subscribers of the Monthly DVD Magazine.

      6. Demonstration Copies: Upon request, PetCARE TV will supply demonstration copies of the Monthly DVD Magazine and Welcome Home DVD free of charge to BUTLER for its staff and marketing representatives to use at product exhibitions and hospital visits.

      7. Promotional Efforts: BUTLER agrees to use its best efforts to promote PetCARE TV and its Monthly DVD Magazine and Welcome Home DVD within the United States and agrees to display the PetCARE TV client education system at major conventions. A PetCARE TV representative will be available if requested.

      8. Billboard Advertisement: PetCARE TV agrees to produce a billboard for BUTLER free of charge which will be aired at least once each hour on the Monthly DVD Magazine which recognizes BUTLER as a sponsor in helping provide PetCARE TV's client education system.


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      9.    Compliance Reports: BUTLER agrees that at the end of each six-month period, it will require each of its individual sales representatives to prepare a subscriber compliance report to be submitted to PetCARE TV by the tenth of the following month. As compensation for individual sales representatives to participate in the subscriber compliance reporting, PetCARE TV agrees to provide each sales representative with one (1) free annual subscription per six-month period that can be used within their respective territories for practices who need a system or for a renewal.

      10. Termination: This Agreement may be terminated by either party with written notice to the other party in the event that the either party:

            a. Breaches any material term of this Agreement and fails to remedy such breach within 30 days of receiving written notice of such breach.

            b. Fails to make payment due within 30 days after payment becomes due.

            c. Declares bankruptcy, suffers the appointment of a receiver or liquidator, or suspends business activity for any reason.

            d. Assigns or attempts to assign rights granted under this Agreement to a third party without the written agreement of the other party.

      11.   Hold Harmless:

            a. BUTLER shall at all times be an independent party and not an agent of PetCARE TV, and will indemnify and hold harmless PetCARE TV from any or all charges, expenses, bills, claims, judgments or actions against PetCARE TV arising out of the independent activities of BUTLER.

            b. PetCARE TV shall at all times be an independent party and not an agent of BUTLER and will indemnify and hold harmless BUTLER from any or all charges, expenses, bills, claims, judgments or actions against BUTLER arising out of independent activities of PetCARE TV.

      12.   Trademarks:

            a. BUTLER acknowledges the trade names and trademarks used by PetCARE TV are the property of PetCARE TV. PetCARE TV grants BUTLER royalty-free right to use such trade names and trademarks during the term of this Agreement for the uses specified herein.

            b. PetCARE TV acknowledges the trade names and trademarks used by BUTLER are the property of BUTLER. BUTLER grants PetCARE TV royalty-free right to use such trade names and trademarks during the term of this Agreement for the uses specified herein.

      13. Notices: Any notice, direction or instrument required or permitted to be given pursuant to this Agreement shall be given in writing by
            (a) telegram, facsimile transmission or similar method, if confirmed by mail as herein provided, by mail; (b) if mailed postage prepaid, by certified mail, return receipt requested; or (iii) hand delivery to any party at the addresses of the parties specified, below. If given by telegram or facsimile transmission or similar method or by hand delivery, such notice, direction or instrument shall be deemed to have been given or made on the day on which it was given, and if mailed, shall be deemed to have been given or made on the second business day following the day after which it was mailed. Any party may, from time to time by similar notice, give notice of any change of address, and in such event, the address of such party shall be deemed to be changed accordingly. The address, telephone number and facsimile transmission number for the notice of each party are:


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

                   PetCARE Television Network, Inc.
                   Attn:  Bernard Kouma, President
                   8406 Benjamin Road, Suite C
                   Tampa, FL  33634
                   Telephone:  813-888-7330
                   Fax:        813-888-7375
                   Email:      bkouma@petcaretv.com

                   BUTLER ANIMAL HEALTH SUPPLY
                   Attn:  Kevin Vasquez, President
                   5600 Blazer Parkway
                   Dublin, OH  43017
                   Telephone:  800-848-5983
                   Fax:        614-761-0016
                   Email:      ben.coe@butlerahs.com

      14. Recovery of Enforcement Costs: In the event any party shall institute any action or proceeding to enforce any provision of this Agreement to seek relief from any violation of this Agreement, or to otherwise obtain any judgment or order relating to or arising from the subject matter of this Agreement, each prevailing party shall be entitled to receive from the losing party such prevailing party's actual attorneys' fees and costs incurred to prosecute or defend such action or proceeding.

      15. Assignment: No party shall have the right, without the consent of the other party, to assign, transfer, sell, pledge, hypothecate, delegate, or otherwise transfer, whether voluntarily, involuntarily or by operation of law, any of such party's rights or obligations created by the provisions of this Agreement, nor shall the parties' rights be subject to encumbrance or the claim of creditors. Any such purported assignment, transfer, or delegation shall be null and void.

      16. Captions and Interpretation: Captions of the articles and sections of this Agreement are for convenience and reference only, and the works specified therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction, or meaning of the provisions of this Agreement. The language in all parts to this Agreement, in all cases, shall be construed in accordance with the fair meaning of that language as if prepared by all parties and not strictly for or against any party. Each party and counsel for such party has reviewed this Agreement. The rule of construction, which requires a court to resolve any ambiguities against the drafting party, shall not apply in interpreting the provisions of this Agreement.


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

      17. Entire Agreement: This Agreement and any attachments to this Agreement are the final written expression and the complete and exclusive statement of all the agreements, conditions, promises, representations, warranties and covenants between the parties with respect to the subject matter of this Agreement, and this Agreement supersedes all prior or contemporaneous agreements, negotiations, representations, warranties, covenants, understandings and discussions by and between and among the parties, their respective representatives, and any other person, with respect to the subject matter specified in this Agreement. No provision of any exhibit to this Agreement shall supersede or annul the terms and provisions of this Agreement, unless the matter specified in such exhibit shall explicitly so provide to the contrary, in the event of ambiguity in meaning or understanding between the provisions of this Agreement proper and the appended exhibits, the provisions of this Agreement shall prevail and control in all instances.

      18. Choice of Law and Consent to Jurisdiction: This Agreement shall be deemed to have been entered into in the State of Florida. All questions concerning the validity, interpretation, or performance of any of the terms, conditions and provisions of this Agreement or of any of the rights or obligations of the parties shall be governed by, and resolved in accordance with the laws of the State of Florida, without regard to conflicts of law principles.

      19. Waiver and Modification: No modification, supplement or amendment of this Agreement or of any covenant, condition, or limitation specified in this Agreement shall be valid unless the same is made in writing and duly executed by both parties. No waiver of any covenant, condition, or limitation specified in this Agreement shall be valid unless the same is made in writing and duly executed by the party making the waiver. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

      20. Successors and Assigns: This Agreement and each of its provisions shall obligate the heirs, executors, administrators, successors, and assigns of each of the parties. Nothing specified in this section, however, shall be consent to the assignment or delegation by any party of such party's respective rights and obligations created by the provisions of this Agreement.

      21. Third Party Beneficiaries: Except as expressly specified by the provisions of this Agreement, this Agreement shall not be construed to confer upon or give to any person, other than the parties hereto, any right, remedy or claim pursuant to, or by reason of this Agreement or of any term or condition of this Agreement.


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

      22. Severability: In the event any part of this Agreement, for any reason, is determined by a court of competent jurisdiction to be invalid, such determination shall not affect the validity of any remaining portion of this Agreement, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated. It is hereby declared the intention of the parties that they would have executed the remaining portion of this Agreement without including any such part, parts, or portion which, for any reason, may be hereafter determined to be invalid.

      23. Governmental Rules and Regulations: The Transaction is and shall remain subject to any and all present and future orders, rules and regulations of any duly constituted authority having jurisdiction of the Transaction.

      24. Execution in Counterparts: This Agreement may be prepared in multiple copies and forwarded to each of the parties for execution. All of the signatures of the parties may be affixed to one copy or to separate copies of this Agreement and when all such copies are received and signed by all the parties, those copies shall constitute one agreement which is not otherwise separable or divisible. Counsel for Purchaser shall keep all of such signed copies and shall conform one copy to show all of those signatures and the dates thereof and shall mail a copy of such conformed copy to each of the parties within thirty (30) days after the receipt by such counsel of the last signed copy, and such counsel shall cause one such conformed copy to be filed in the principal office of such counsel.

      25. Survival of Covenants, Representations and Warranties: All covenants, representations, and warranties made by each party to this Agreement shall be deemed made for the purpose of inducing the other party to enter into and execute this Agreement. The representations, warranties, and covenants specified in this Agreement shall survive the Closing and shall survive any investigation by either party whether before or after the execution of this Agreement. The covenants, representations, and warranties of the Seller and Purchaser are made only to and for the benefit of the other and shall not create or vest rights in other persons.

      26. Consent to Agreement: By executing this Agreement, each party, for itself represents such party has read or caused to be read this Agreement in all particulars, and consents to the rights, conditions, duties and responsibilities imposed upon such party as specified in this Agreement. Each party represents, warrants and covenants that such party executes and delivers this Agreement of its own free will and with no threat, undue influence, menace, coercion or duress, whether economic or physical. Moreover, each party represents, warrants, and covenants that such party executes this Agreement acting on such party's own independent judgment and upon the advice of such party's counsel.


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

      IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed on the date first written above.

                                        PetCARE Television Network, Inc.

                                        By: /s/ Bernard Kouma
                                            ------------------------------------
                                                Bernard Kouma, President


                                        BUTLER ANIMAL HEALTH SUPPLY, LLC

                                        By: /s/ Kevin Vasquez
                                            ------------------------------------
                                                Kevin Vasquez, President


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